Exhibit 99.1

InfuSystem Holdings, Inc.

31700 Research Park Drive Madison Heights, Michigan 48071 248-291-1210

FOR IMMEDIATE RELEASE

Wednesday, July 9, 2014

CONTACT:	Rob Swadosh / Patrick Malone
The Dilenschneider Group
212-922-0900

INFUSYSTEM HOLDINGS, INC. TO ISSUE SECOND QUARTER 2014

FINANCIAL RESULTS ON FRIDAY, AUGUST 1, 2014

Investor Conference Call to be Held at 9:00 a.m. Eastern Time

MADISON HEIGHTS, MI, July 9, 2014 – InfuSystem Holdings, Inc. (NYSE MKT: INFU), a leading national provider of infusion pumps and related services for the U.S. healthcare industry, today announced that it will issue results for the second quarter of 2014 on Friday, August 1, 2014 prior to the Market Open.

The Company will also conduct a conference call for investors on Friday, August 1, 2014 at 9:00 a.m. Eastern Time to discuss second quarter performance and results. To participate in this call, please dial in toll-free 1-888-895-5271 and use the confirmation number 37666108.

A replay of the call will be available via the Company’s website for 90 days following the call at www.infusystem.com.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Texas and Ontario, Canada. The Company’s stock is traded on the NYSE MKT under the symbol INFU.

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